    As filed with the Securities and Exchange Commission on November 1, 2000
                                                      Registration No. 333-31524

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                        POST-EFFECTIVE AMENDMENT NO. 1 TO
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              HEALTHGATE DATA CORP.
             (Exact Name of Registrant as Specified in Its Charter)

         DELAWARE                                    04-3220927
(State or Other Jurisdiction              (I.R.S. Employer Identification No.)
of Incorporation or Organization)

                          25 CORPORATE DRIVE, SUITE 310
                         BURLINGTON, MASSACHUSETTS 01803
                                 (781) 685-4000
          (Address of Principal Executive Offices, Including Zip Code)

            HEALTHGATE DATA CORP. 1994 STOCK OPTION PLAN, AS AMENDED
                            (Full Title of the Plan)

             WILLIAM S. REECE, CHAIRMAN AND CHIEF EXECUTIVE OFFICER
                              HEALTHGATE DATA CORP.
                          25 CORPORATE DRIVE, SUITE 310
                         BURLINGTON, MASSACHUSETTS 01803
                                 (781) 685-4000
         (Name and Address and Telephone Number, Including Area Code, of
                              Agent for Service.)

                                    Copy to:
                              STEPHEN M. KANE, ESQ.
                      RICH, MAY, BILODEAU & FLAHERTY, P.C.
                               176 FEDERAL STREET
                           BOSTON, MASSACHUSETTS 02110
                                 (617) 482-1360

                         CALCULATION OF REGISTRATION FEE


TITLE OF              AMOUNT TO                PROPOSED           PROPOSED            AMOUNT OF
SECURITIES            BE REGISTERED            MAXIMUM            MAXIMUM             REGISTRATION
TO BE                                          OFFERING           AGGREGATE           FEE
REGISTERED                                     PRICE PER          OFFERING
                                               SHARE              PRICE
Common Stock,         4,480,000 shares (1)     $0.98435 (2)       $866,230.95         $228.69(3)
$.01 par value
per share

--------------------------------------------------------------------------------

(1) Includes 3,599,997 shares which were covered under the Registration Statement originally filed on March 2, 2000. Pursuant to Rule 416 promulgated under the Securities Act an additional 880,003 shares of Common Stock is being registered to cover an increase in the number of shares of Common Stock issuable under the HealthGate Data Corp. 1994 Stock Option Plan, as Amended.

(2) Estimated, pursuant to Rule 457 parts (c) and (h), solely for purposes of calculating the registration fee, on the basis of the average of the high and low sales prices of the Registrant's Common Stock on October 25, 2000.

(3) The Registrant previously paid a filing fee of $8,106.12 with respect to the 3,599,997 shares previously registered. For purposes of calculating the registration fee, the maximum offering price per share has been estimated at $866,230.95 with respect to 880,003 shares of common stock to be registered at prices computed on the basis of fluctuating market prices pursuant to Rule 457(c) under the Securities Act.

                                     PART I
                                Explanatory Note
A total of 3,599,997 shares of the Common Stock, $.01 par value per share, of HealthGate Data Corp (sometimes referred to herein as the "Registrant") were registered by a Registration Statement on Form S-8, Registration No. 333-31524, on March 2, 2000 covering the shares offered, sold and to be sold and resold to and by participants in the Registrant's 1994 Stock Option Plan, as amended (the "Option Plan"), pursuant to options granted or to be granted under the Option Plan. On May 15, 2000, the Board of Directors of the Registrant authorized, subject to stockholder approval, the amendment of the Option Plan for the sole purpose of increasing the number of shares reserved for issuance thereunder from 3,599,997 shares to 4,480,000 shares. The stockholders of the Registrant approved this amendment on October 5, 2000. The purpose of this Post-Effective Amendment No. 1 to the Registration Statement is to increase the number of shares subject to the Option Plan from 3,599,997 shares to 4,480,000 shares.

Pursuant to Instruction E to Form S-8 regarding the registration of additional securities of the same class under an employee benefit plan for which a registration filed on Form S-8 is effective, all items have been omitted herefrom other than the facing page; statements that the contents of the earlier registration statement pertaining to the Option Plan are incorporated by reference; required opinions and consents; the signature page; and information required in this Registration Statement that was not in the earlier registration statement.

                                     PART II
                 Information Required in Registration Statement

Item 3.  Incorporation of Documents by Reference

The following documents filed by the Registrant with the Commission (File No. 000-28701) pursuant to the Exchange Act are incorporated herein by reference:

(a) the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1999 that contains audited financial statements for the latest fiscal year for which such statements have been filed;

(b) the Registrant's definitive proxy statement dated August 29, 2000, except the Compensation Committee Report on executive compensation included in the proxy statement, filed pursuant to Section 14 of the Exchange Act;

(c) the Registrant's Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2000 and June 30, 2000;

(d) the description of the Registrant's Common Stock, $.01 par value per share, that is contained in its Registration Statement on Form 8-A filed with the Commission on December 29, 1999 (which was incorporated by reference from the Registrant's Registration Statement on Form S-1 that was filed with the Commission on April 23, 1999 (Registration No. 333-76899) and subsequently amended); and

(e) the Registrant's Registration Statement on Form S-8 dated March 2, 2000 (Registration No. 333-31524) and all consents and opinions with respect thereto.

In addition, any and all documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, (the "Exchange Act") subsequent to the date of this Registration Statement and prior to the termination of the offering of the shares of Common Stock offered hereby shall, to the extent required by law, be deemed to be incorporated by reference into this Registration Statement and to be a part hereof.

Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as modified or superseded, to constitute a part of this Registration Statement.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Burlington, Commonwealth of Massachusetts, on this the 31st day of October, 2000.

                                        THE REGISTRANT:

                                        HEALTHGATE DATA CORP.


                                        By:      /s/ William S. Reece
                                           -------------------------------
                                                 William S. Reece,
                                                 Chairman of the Board and
                                                 Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

               Signature                   Title                                   Date
               ---------                   -----                                   ----
     /s/ William S. Reece           Chairman of the Board of                  October 31, 2000
---------------------------------      Directors, Chief Executive
       William S. Reece                Officer and President
                                       (Principal executive officer)


     /s/ Veronica Zsolcsak          Chief Financial Officer and               October 31, 2000
---------------------------------      Treasurer (Principal financial
       Veronica Zsolcsak               and accounting officer)


     /s/ Edson D. de Castro         Director                                  October 31, 2000
---------------------------------
       Edson D. de Castro

     /s/ Gerald E. Bisbee, Jr.      Director                                  October 31, 2000
---------------------------------
       Gerald E. Bisbee, Jr.

     /s/ Jonathan J. G. Conibear    Director                                  October 31, 2000
---------------------------------
       Jonathan J. G. Conibear

     /s/ Chris H. Horgen            Director                                  October 31, 2000
---------------------------------
       Chris H. Horgen

     /s/ David Friend               Director                                  October 31, 2000
---------------------------------
       David Friend

     /s/ William G. Nelson          Director                                  October 31, 2000
---------------------------------
       William G. Nelson


                                  EXHIBIT INDEX

NO.      DESCRIPTION
---      -----------
4.1      The Registrant's 1994 Stock Option Plan, as amended up to November 1999
         (incorporated by reference to Exhibit 10.9 of the Registrant's
         Registration Statement on Form S-1 (No. 333-76899), filed on April
         23,1999).
4.2      Amendment to Registrant's 1994 Stock Option Plan dated March 2, 2000
         (incorporated by reference to Exhibit 4.2 of the Registrant's
         Registration Statement on Form S-8 (No. 333-31524), filed on April
         23,1999).
4.3*     Amendment to Registrant's 1994 Stock Option Plan dated October 5, 2000
4.4      Form of Incentive Stock Option Agreement granted under 1994 Stock
         Option Plan of the Registrant (incorporated by reference to Exhibit
         10.10 of the Registrant's Registration Statement on Form S-1 (No.
         333-76899), filed on April 23,1999).
4.5      Form of Non-Employee Director Option Agreement granted under 1994 Stock
         Option Plan of the Registrant (incorporated by reference to Exhibit
         10.11 of the Registrant's Registration Statement on Form S-1 (No.
         333-76899), filed on April 23,1999).
5.1*     Opinion of Rich, May, Bilodeau & Flaherty, P.C., as to the legality of the securities being registered.
23.1*    Consent of PricewaterhouseCoopers LLP.
23.2*    Consent of Rich, May, Bilodeau & Flaherty, P.C. (included in
         Exhibit 5.1).

-------------
* filed herewith